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Consent of Independent Registered Public Accounting Firm

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The board and shareholders RiverSource Income Series, Inc.:
         Income Builder Basic Income Fund
         Income Builder Enhanced Income Fund
         Income Builder Moderate Income Fund

We consent to the use of our report included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.

                                                           /s/     KPMG LLP
                                                                   KPMG LLP


Minneapolis, Minnesota
July 26, 2007